EXHIBIT E

                                JOINT FILING AGREEMENT

                    In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of Exide Electronics Group, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute in one or more counterparts this Agreement of this __ day of February, 1995.


                                        DUQUESNE ENTERPRISES, INC.

                                        By:  /s/ Anthony J. Villiotti
                                           ________________________________
                                           Name:  Anthony J. Villiotti
                                           Title: Vice President


                                        THOMAS A. HURKMANS

                                        /s/ Thomas A. Hurkmans
                                        ___________________________________